Subsidiaries of the Registrant


Parent
------

Osage Federal Financial, Inc.


                                            State or Other
                                            Jurisdiction of          Percentage
Subsidiaries                                Incorporation            Ownership
------------                                -------------            ---------

Osage Federal Bank                          United States              100%